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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-192421 on Form S-4 of Heritage Oaks Bancorp of our report dated March 4, 2013 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Heritage Oaks Bancorp for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Sacramento, California
January 8, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM